Exhibit 3.7

AMENDED AND RESTATED

BYLAWS

OF

CROWN RESOURCES CORPORATION

ARTICLE 1

Offices

Section 1.              Business Offices. The principal office of the corporation shall be designated from time to time by the corporation and may be within or outside of Washington. The corporation may have such other offices, either within or outside Washington, as the board of directors may designate or as the business of the corporation may require from time to time.

Section 2.              Registered Office. The registered office of the corporation, required by the Washington Business Corporation Act to be maintained in Washington, may be but is not necessarily identical with the principal office if in Washington, and the address of the registered office may be changed from time to time by the board of directors.

ARTICLE II

Shareholders

Section 1.              Annual Meetings. An annual meeting of the shareholders shall be held on the first Monday in the month of May in each year, or on such other date as may be determined by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated in these bylaws for any annual meeting of the shareholders, or at any adjournment of such meeting, the board of directors shall cause the election to be held at a meeting of the shareholders as soon after such annual meeting (as the same may be adjourned) as is convenient. Failure to hold an annual meeting as required by these bylaws shall not invalidate any action taken by the board of directors or officers of the corporation.

Section 2.              Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the chairman of the board of directors, the president or the board of directors and shall be called by the president at the request of the holders of not less than ten percent of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 3.              Place of Meetings. Each meeting of the shareholders shall be held at such place, either within or outside Washington, as may be designated in the notice of meeting. If no place is designated in any such notice, the relevant meeting shall be held at the registered office of the corporation in Washington.

Section 4.              Notice of Meetings. Except as otherwise prescribed by statute, written notice of each meeting of the shareholders stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, except that notice of a shareholders’ meeting to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale of assets pursuant to RCW 23B.12.020, or the dissolution of the corporation shall be given no fewer than twenty nor more than sixty days before the meeting date, either personally or by first class, certified or registered mail, by or at the direction of the president, the vice president or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to each shareholder at such shareholder’s address as it appears on the stock transfer books of the corporation, with postage prepaid. If properly requested by a person other than the corporation properly calling a meeting, the secretary shall give notice of such meeting at corporate expense. Any shareholder may waive notice of any meeting. The attendance of a shareholder at a meeting (or participation by a shareholder in a meeting by means of conference telephone or similar communications equipment) shall constitute a waiver of notice of such meeting, unless the shareholder objects at the beginning of the meeting because of lack of notice or defective notice.

Section 5.              Fixing of Record Date. The board of directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than seventy days, and in case of a meeting of the shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of the shareholders or entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of the shareholders has been made as provided in this Section, such determination shall apply to any adjournment of such meeting, unless such adjournment lasts for more than 120 days from the date of the original meeting, in which event a new record date must be established.

Section 6.              Voting List. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders who are entitled to be given notice of a meeting of the shareholders, arranged by voting group, and within each voting group by class or series of shares, and show the address and number of shares held by each shareholder. The shareholder list must be available for inspection by any shareholder, beginning on the earlier of ten days before the meeting for which the list was prepared and continuing throughout the meeting and any meeting adjournments. The original stock transfer books shall be prima facie evidence as to the shareholders who are entitled to examine such list or transfer books or to vote at any meeting of the shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

Section 7.              Proxies. At each meeting of the shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by such shareholder’s duly authorized attorney-in-fact, or by a written statement of the appointment transmitted by telegram, teletype or other electronic transmission along with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. Such proxy shall be filed with the secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven months from the date of such proxy’s execution, unless otherwise provided in the proxy.

Section 8.              Quorum. Except as otherwise required by statute or the articles of incorporation, a majority of the outstanding shares of the corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for action on such matter at each meeting of the shareholders. If a quorum exists, a matter will be approved, except as otherwise provided by statute or the articles of incorporation, if the number of votes cast in favor of such matter exceeds the number of votes cast against such matter. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice other than an announcement at the meeting of the new date, time and place; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is or must be fixed by statute or under these bylaws, notice of the adjourned meeting must be given to shareholders of record who are entitled to vote at the meeting. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 9.              Voting of Shares. Except as otherwise provided by law, the articles of incorporation or these bylaws, each outstanding share of record is entitled to one vote on each matter submitted to a vote of the shareholders either at a meeting of the shareholders or pursuant to Section 11 of this Article II.

Section 10.            Voting of Shares by Certain Holders. Shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, may not be voted at any meeting or counted in determining the total number of outstanding shares at any given time. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person’s name. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into such trustee’s name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer of such shares into such receiver’s name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

Section 11.            Action Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the shareholders and may be stated as such in any articles or document filed with the Washington Secretary of State or other governmental agency.

ARTICLE III

Board of Directors

Section 1.              General Powers. The business and affairs of the corporation shall be managed under the direction of the corporation’s board of directors, except as otherwise provided in the Washington Business Corporation Act, the articles of incorporation or these bylaws.

Section 2.              Number, Tenure and Qualifications. The corporation shall have not less than three directors, except that in cases where all shares of the corporation are owned of record by fewer than three shareholders, the number of directors may be less than three, but not less than the number of shareholders. In no event shall the number of directors exceed nine. The number of directors shall be determined from time to time by a resolution of the board of directors. Directors shall be elected at each annual meeting of the shareholders. Each director shall hold office until the next annual meeting of the shareholders and thereafter until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be residents of Washington or shareholders of the corporation. The directors may elect from their number a director to serve as chairman of the board of directors, for such term and with such authority as may be granted by the board of directors.

Section 3.              Vacancies; Removal. Any director may resign at any time by giving written notice through the president or the board of directors. A director’s resignation shall take effect on receipt of such notice unless another time is specified in such notice, and unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make such resignation effective. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, or by the shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at a meeting of the shareholders called for that purpose, and a director so chosen shall hold office for the term specified in Section 2 of this Article III. At a meeting called expressly for that purpose, one or more directors or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Any directorship to be filled by reason of the removal of one or more directors by the shareholders or for any other reason may be filled by election by the shareholders at the meeting at which the director or directors are removed.

Section 4.              Regular Meetings. A regular meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of the shareholders, or as soon as practicable after the annual meeting of the shareholders, at the time and place, either within or outside Washington, as determined by the board of directors, for the purpose of electing officers and for the transaction of such other business as may come before the meeting. The board of directors may provide by resolution the time and place, either within or outside Washington, for the holding of additional regular meetings.

Section 5.              Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place as the place, either within or outside Washington, for holding any special meeting of the board of directors called by such person(s).

Section 6.              Notice. Notice of each meeting of the board of directors stating the place, day and hour of the meeting shall be given to each director at least ten days prior to such meeting by the mailing of written notice by first class, certified, registered mail or overnight mail, or at least five days prior to such meeting by personal delivery of written notice or by telephonic or facsimile notice, except that in the case of a meeting to be held pursuant to Section 11 of this Article III, telephone notice may be given one day prior to such meeting. (The method of notice need not be the same to each director.) Special meetings of the board of directors must be preceded by at least two days’ notice of the date, time and place of the meeting. Notice shall be deemed to be given, if mailed, on the earlier of the date it is received or five days after it is deposited in the United States mail, with postage prepaid, addressed to the director at such director’s business or residence address; if personally delivered, when delivered to the director; if delivered via facsimile, upon confirmation of receipt by the receiving facsimile machine; and, if telephoned, when communicated to the director. Any director may waive notice of any meeting. The attendance of a director at a meeting (or participation by a director in a meeting by means of conference telephone or similar communications equipment) shall constitute a waiver of notice of such meeting, except where a director objects to the holding of the meeting at the beginning of the meeting or promptly on such director’s arrival. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting unless required by statute.

Section 7.              Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken at the meeting unless the director objects at the beginning of the meeting, or promptly on arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or consent to any action taken at the meeting, or the director contemporaneously requests his dissent or abstention as to any specific action to be entered into the minutes of the meeting, or the director causes written notice of a dissent or abstention as to a specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the corporation promptly after adjournment of the meeting.

Section 8.              Quorum and Voting. A majority of the number of directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than an announcement at the meeting until a quorum shall be present. No director may vote or act by proxy at any meeting of directors.

Section 9.              Fees and Compensation. Directors may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This section shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

Section 10.            Executive and Other Committees. By one or more resolutions adopted by the majority of the board of directors, the board of directors may designate from among the members of the board of directors an executive committee and one or more other committees consisting of not less than two directors, each of which (to the extent provided in the resolution establishing such committee) shall have and may exercise all of the authority of the board of directors except as otherwise provided by statute. Rules governing procedures for meetings of any committee of the board of directors shall be as established by the committee, or if the committee fails to do so, by the board of directors.

Section 11.            Meetings by Telephone. Members of the board of directors or any committee of the board of directors may participate in a meeting of the board of directors or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

Section 12.            Action Without a Meeting. Any action required or permitted to be taken at a meeting of the directors or any committee of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or committee members entitled to vote with respect to the subject matter concerned. Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any articles or documents filed with the Washington Secretary of State or other governmental agency.

ARTICLE IV

Officers

Section 1.              Number and Qualifications. The initial officers of the corporation shall be a president, a secretary and a treasurer. The board of directors may also elect or appoint such other officers, assistant officers and agents, including vice presidents, assistant secretaries, a treasurer and assistant treasurers, as the board of directors may consider necessary. Any two or more offices may be held by the same person.

Section 2.              Election and Term of Office. The officers of the corporation shall be appointed by the board of directors annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the appointment of officers shall not occur at such meeting, such appointment shall be held as soon after such annual meeting as is convenient.

Each officer shall hold office until such officer’s successor is duly appointed or until such officer’s earlier death, resignation or removal.

Section 3.              Compensation. The compensation of the officers shall be determined from time to time by the board of directors, and no officer shall be prevented from receiving any compensation by reason of the fact that such officer is also a director of the corporation.

Section 4.              Removal. Any officer may be removed by the board of directors or by a committee, if any, if so authorized by the board of directors, at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not in itself create contract rights.

Section 5.              Vacancies. Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the corporation, by giving written notice to the president or to the board of directors. An officer’s resignation shall take effect at the time specified in such resignation, and the acceptance of such resignation shall not be necessary to make such resignation effective. A vacancy in any office, however occurring, may be filled by the board of directors for the unexpired portion of the term.

Section 6.              Authority and Duties of Officers. The officers of the corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the president, the board of directors or these bylaws, except that in any event, each officer shall exercise such powers and perform such duties as may be required by law:

(a)           President. The president shall, subject to the direction and supervision of the board of directors: (i) have general and active control of the affairs and business of the corporation and general supervision of its officers, agents and employees; (ii) preside, in the absence of the chairman of the board, at all meetings of the shareholders and the board of directors, (iii) see that all orders and resolutions of the board of directors are carried into effect; and (iv) perform all other duties incident to the office of president and as from time to time may be assigned to the president by the board of directors.

(b)           Vice Presidents. The vice presidents, if any, shall assist the president and shall perform such duties as may be assigned by the president or by the board of directors. Such officers shall, at the request of the president, or in the absence of the president, inability or refusal to act, perform the duties of the president and when so acting, shall have all the powers of and be subject to all the restrictions on the president.

(c)           Secretary. The secretary shall: (i) keep the minutes of the proceedings of the shareholders, the board of directors and any committees of the board of directors; (ii) keep a record of all actions taken by the shareholders, the board of directors and any committees of the board of directors without a meeting; (iii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iv) keep a record of all waivers of notices of meetings of the shareholders, the board of directors and any committees of the board of directors; (v) be custodian of the corporate records and of the seal of the corporation; (vi) keep at the corporation’s registered office or principal place of business within or outside Washington a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation’s transfer agent or registrar; (vii) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent; (viii) be responsible for authenticating records of the corporation; and (ix) perform all other duties incident to the office of secretary and such other duties as from time to time may be assigned by the board of directors or the president.

(d)           Treasurer. The treasurer shall: (i) be the principal financial officer of the corporation and have the care and custody of all of the corporation’s funds, securities, evidences of indebtedness and other personal property and deposit the same in accordance with the instructions of the board of directors; (ii) receive and give receipts for monies paid into or on account of the corporation and pay out of the funds on hand all bills, payrolls, and other just debts of the corporation of whatever nature on maturity; (iii) unless there is a controller, be the principal accounting officer of the corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the president and the board of directors statements of account showing the financial position of the corporation and the results of the corporation’s operations; (iv) on request of the board of directors, make such reports to the board of directors as may be required at any time; and (v) perform all other duties incident to the office of treasurer and such other duties as from time to time may be assigned by the board of directors or the president. Assistant treasurers, if any, shall have the same powers and duties, subject to supervision by the treasurer. In the absence of a treasurer, the secretary shall perform the foregoing functions of the treasurer.

Section 7.              Surety Bonds. The board of directors may require any officer of the corporation to execute to the corporation a bond in such sums and with such sureties as shall be satisfactory to the board of directors, conditioned on the faithful performance of such officer’s duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind belonging to the corporation in the possession or under the control of such officer.

ARTICLE V

Shares

Section 1.              Issuance of Shares. The issuance or sale by the corporation of any shares of the corporation’s authorized capital stock of any class shall be made only on authorization by the board of directors.

Section 2.              Certificates. The shares of the corporation shall be represented by certificates unless otherwise provided by the board of directors. The certificates shall be in such form consistent with law as shall be prescribed by the board of directors. The certificates representing shares of stock of the corporation shall be consecutively numbered. The certificates shall be signed by two officers as designated by the board of directors, or in the absence of such designation, any two of the following officers: president, vice president, secretary.

Section 3.              Consideration for Shares. Shares shall be issued for such consideration expressed in dollars as shall be fixed from time to time by the board of directors. In the absence of fraud in the transaction, the judgment of the board of directors as to the value of the consideration received for shares shall be conclusive.

Section 4.              Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, the board of directors may direct the issuance of a new certificate in lieu of such certificate on such terms and conditions in conformity with law as the board of directors may prescribe. The board of directors may, in the discretion of the board of directors, require a bond in such form and amount and with such surety as the board of directors may determine before issuing a new certificate.

Section 5.              Transfer of Shares. On surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled to such new certificate and to cancel the old certificate. Every such transfer of stock shall be entered on the stock transfer books of the corporation.

Section 6.              Holders of Record. The corporation shall be entitled to treat the holder of record of any share as the holder-in-fact of such share and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not the corporation shall have express or other notice of such claim or interest, except as may be required by the laws of Washington.

Section 7.              Transfer Agents, Registrars and Paying Agents. The board of directors may, in the discretion of the board of directors, appoint one or more transfer agents or registrars for making payment on any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Washington. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

ARTICLE VI

Indemnification

Section 1.              Definitions. For purposes of this Article VI, the following terms shall have the meanings set forth below:

(a)           “Corporation” includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(b)           “Director” means an individual who is or was a director of the corporation or an individual who, while a director of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation’s request if the director’s duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a director.

(c)           “Expenses” include counsel fees.

(d)           “Liability” means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

(e)           “Official capacity” means: (a) When used with respect to a director, the office of director in the corporation; and (b) when used with respect to an individual other than a director, the office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. “Official capacity” does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

(f)            “Party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(g)           “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 2.              Authority to Indemnify. Except as provided below, the corporation shall indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

(a)           The individual acted in good faith; and

(b)           The individual reasonably believed:

(i)            In the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in the best interests of the corporation; and

(ii)           In all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation; and

(c)           In the case of any criminal proceeding, the individual had no reasonable cause to believe that the individual’s conduct was unlawful.

The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct set forth above.

The corporation shall not indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 3.              Mandatory Indemnification. The corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Section 4.              Advance for Expenses. The corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

(a)           The director furnishes the corporation a written affirmation of the director’s good faith belief that the director has met the standard of conduct described in Section 2 above; and

(b)           The director furnishes the corporation a written undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct.

Section 5.              Determination. The corporation may not indemnify a director under Section 2 above unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct described in Section 2 above. The determination shall be made (a) by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding; (b) if a quorum cannot be obtained, by majority vote of a committee duly designated by the board of directors, in which designation directors who are parties may participate, consisting solely of two or more directors not at the time parties to the proceeding; (c) by special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in clauses (a) or (b) of this Section 5 or (ii) if a quorum of the board of directors cannot be obtained under clause (a) of this Section 5 and a committee cannot be designated under clause (b) of this Section 5, selected by a majority vote of the full board of directors, in which selection directors who are parties may participate; or (d) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

Approval of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, approval of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under clause (c) of this Section 5 to select counsel.

Section 6.              Indemnification of Officers, Employees, and Agents. An officer of the corporation who is not a director is entitled to mandatory indemnification to the same extent as a director. The corporation shall indemnify and advance expenses to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director.

Section 7.              Insurance. The corporation shall purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify the individual against the same liability under Section 2 or 3 above.

Section 8.              Report to Shareholders. If the corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance in the form of a notice to the shareholders delivered with or before the notice of the next shareholders’ meeting.

ARTICLE VII

Miscellaneous

Section 1.              Waivers of Notice. Whenever notice is required by law, the articles of incorporation or these bylaws, a waiver of such notice in writing signed by the director, shareholder, or other person entitled to said notice, whether before or after the time stated in such waiver or, subject to Section 6 of Article III, such person’s appearance at such meeting in person or (in the case of a shareholder’s meeting) by proxy, shall be equivalent to such notice.

Section 2.              Voting of Securities by the Corporation. Unless otherwise provided by resolution of the board of directors, the president shall, on behalf of the corporation, attend in person or by substitute appointed by the president, or shall execute written instruments appointing a proxy or proxies, all meetings of the shareholders of any other corporation, association or other entity in which the corporation holds any stock or other securities and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the president, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the corporation and may execute written consents or any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities; subject, however, to the instructions, if any, of the board of directors.

Section 3.              Books and Records. The corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of the meetings of the corporation’s shareholders and board of directors and shall keep all other records required by law. The corporation shall also keep at the corporation’s registered office or principal place of business or at the office of the corporation’s transfer agent or registrar a record of the corporation’s shareholders, giving the name and addresses of all shareholders and the number of shares held by each. Any person who is a shareholder of record, on five business days’ written notice stating the purpose of such examination, shall have the right to examine and copy, in person or by agent or attorney, at any reasonable time and for a purpose reasonably related to such person’s interests as a shareholder, the corporation’s books and records of account, minutes and record of shareholders.

Section 4.              Instruments. The Board of Directors may authorize any officer, agent or agents to enter into any contract or execute and deliver any instrument in the name of, and on behalf of, the corporation, and such authority may be general or confined to specific instances.

Section 5.              Amendments. Subject to repeal or change by action of the shareholders, the power to alter, amend or repeal these bylaws and adopt new bylaws shall be vested in the board of directors.

Section 6.              Interpretation. These bylaws and each provision of these bylaws are subject to applicable statutory law and to the articles of incorporation.